EXHIBIT 5.1 - OPINION OF STEPP LAW GROUP
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STEPP LAW GROUP
A PROFESSIONAL CORPORATION
1301 Dove Street, Suite 460
Newport Beach, California, 92660-2422
Telephone:   949.660.9700
Facsimile:   949.660.9010


                    Opinion of Counsel and Consent of Counsel
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January 15, 2003

Board of Directors
Branson Jewelry (USA), Inc.
1122 6th Avenue North
Seattle, Washington 98109

     Re: Amendment to Registration Statement on Form SB-2
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Ladies and Gentlemen:

As special counsel to Branson Jewelry (USA), Inc., a Nevada corporation (the "Company"), we have participated in the preparation of the Company's Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the registration of 2,522,500 shares of the Company's $001 par value common stock owned by the selling security holders ("Registration Statement") ("Shares"). In rendering the following opinion, we have relied solely on information, representations and warranties provided by the Company.

It is our opinion that the Shares are duly authorized, validly issued and non-assessable.

We express no opinion as to compliance with the securities laws or other laws in any foreign jurisdiction in which the Shares may be distributed and the effect, if any, which non-compliance with such laws might have. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit, and, in fact, we hereby deny, that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission pursuant thereto. The provisions of this opinion supercede and replace in their entirety any previous opinions provided by this law firm regarding the subject matter of this opinion.

Other than as provided herein, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) relates only to matters of United States federal securities law, and nothing in this opinion shall be deemed to imply any opinion to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

Sincerely,

s/s Thomas E. Stepp, Jr.

Thomas E. Stepp, Jr.
Stepp Law Group